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                                 BANK AGREEMENT                     EXHIBIT 6(D)
                             (FULLY DISCLOSED BASIS)

Dreyfus Service Corporation
600 Madison Avenue
New York, New York 10022

Gentlemen:

We are a "bank" (as such term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). We desire to make available to our customers, under an agency relationship with our customers, shares of beneficial interest or common stock of open-end registered investment companies sponsored, managed, advised or administered by The Dreyfus Corporation or its affiliates (hereinafter referred to individually as a "Fund" and collectively as the "Funds"). You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) of the offering of shares of the Funds and the exclusive agent for the continuous distribution of such shares pursuant to the terms of a Distribution Agreement between you and each Fund. Unless the context otherwise requires, as used herein the term "Prospectus" shall mean the prospectus and related statement of additional information incorporated therein by reference (as amended and supplemented) of each of the respective Funds included in the then currently effective registration statement (or post-effective amendment thereto) of each such Fund, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

         1. With respect to any and all transactions in the shares of any Fund pursuant to this Agreement, it is understood and agreed in each case that: (a) we shall be acting solely as agent for the account of our customer; (b) each transaction shall be initiated solely upon the order of our customer; (c) you shall execute transactions only upon receiving instructions from us acting as agent for our customer; (d) as between us and our customer, our customer will have full beneficial ownership of all Fund shares; and (e) each transaction shall be for the account of our customer and not for our account. Each transaction shall be without recourse to us provided that we act in accordance with the terms of this Agreement. We represent and warrant to you that we will have full right, power and authority to effect transactions

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                  (including, without limitation, any purchases and redemptions)
                  in fund shares on behalf of all customer accounts provided by us to you or to any transfer agent as such term is defined in the Prospectus of each Fund (the "Transfer Agent").

         2. All orders for the purchase of any Fund shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Fund shares shall be executed at the net asset value per share, in each case as described in the Prospectus of such Fund. The minimum initial purchase order and minimum subsequent purchase order shall be as set forth in the Prospectus of such Fund. All orders are subject to acceptance or rejection by you at your sole discretion. Unless otherwise mutually agreed in writing, each transaction shall be promptly confirmed in writing directly to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to us. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of any or all of the Funds.

         3. We agree that we shall not make shares of any Fund available to our customers except in compliance with all applicable federal and state laws and the rules and regulations of applicable regulatory agencies or authorities. We agree that we shall not purchase any Fund shares, as agent for any customer, unless we deliver or cause to be delivered to such customer, at or prior to the time of such purchase, a copy of the Prospectus of such Fund, or unless such customer has acknowledged receipt of the Prospectus of such Fund.
                  We further agree to obtain from each customer for whom we act as agent for the purchase of Fund shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1954, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with
                  Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each of the customers who purchases shares of any Funds through us pursuant to this Agreement copies of all annual and interim reports, proxy solicitation materials and any other information and materials

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                  relating to such Funds and prepared by or on behalf of you, the Fund or its investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to each such customer. You agree to supply us with copies of the Prospectus, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to each Fund in reasonable quantities upon request.

         4. We shall not make any representations concerning any Fund shares other than those contained in the Prospectus of such Fund or in any promotional materials or sales literature furnished to us by you or the Fund. We shall not provide any investment advice or research services regarding the shares of any Fund or endorse or recommend in any manner, directly or indirectly, the shares of any Fund. We shall not make any unsolicited mailings or other distributions of the Prospectus of any Fund, or any promotional materials or sales literature of any Fund. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

         5. In the case of purchases by us, as agent for our customers, of Fund shares sold with a sales load, an account fee shall be payable to us as hereinafter provided in exchange for administrative services performed on behalf of our customers in connection with the initiation of customer accounts and subsequent purchases of Fund shares for such customer accounts.
                  In determining the amount of any account fee payable to us hereunder, you reserve the right to exclude any accounts which you reasonably determine are not initiated, and any subsequent purchases for any accounts which you reasonably determine are not made, in accordance with the terms of the applicable Fund Prospectuses and the provisions of this Agreement. Unless at the time of transmitting an order we advise you to the contrary, the shares ordered will be deemed to be the total holdings of the specified customer.

         6. (a) In the case of any Fund shares sold with a sales load, customers may be entitled to a reduction in sales load on purchases made under a letter of intent
                  ("Letter of Intent") in accordance with the Fund

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                  Prospectus. In such case, our account fee will be paid based upon the reduced sales load, but an adjustment will be made as described in the Prospectus of the applicable Fund to reflect actual purchases of the customer if he should fail to fulfill his Letter of Intent. The sales load and/or account fee may be changed at any time in your sole discretion upon written notice to us.

                  (b) Subject to and in accordance with the terms of the Prospectus of each Fund sold with a sales load, a reduced sales load may be applicable with respect to customer accounts through a right of accumulation under which customers are permitted to purchase shares of a Fund at the then current public offering price per share applicable to the total of (i) the dollar amount of shares then being purchased plus (ii) an amount equal to the then current net asset value or public offering price originally paid per share, whichever is higher, of the customer's combined holdings of the shares of such Fund and of any other open-end registered investment company as may be permitted by the applicable Fund Prospectus. In such case, we agree to furnish to you if orders are made by wire, or to the Transfer Agent if orders are made by mail, sufficient information to permit your confirmation of qualification for a reduced sales load and acceptance of the purchase order is subject to such confirmation.

                  (c) With respect to Fund shares sold with a sales load, we agree to advise you promptly at your request as to amounts of any and all purchases of Fund shares made by us, as agent for our customers, qualifying for a reduced sales load.

                  (d) Exchanges (i.e., the investment of the proceeds from the liquidation of shares of one open-end registered investment company sponsored, managed, advised or administered by The Dreyfus Corporation or its affiliates in the shares of another open-end registered investment company sponsored, managed, advised or administered by The Dreyfus Corporation or its affiliates) shall, where available, be made subject to and in accordance with the terms of each Fund Prospectus.

         7. Subject to and in accordance with the terms of each Fund Prospectus and the Service Plan, if any, adopted by resolution of the board of directors or trustees and the shareholders of any Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, we understand that you may pay to certain financial

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                  institutions (which may include banks), securities dealers and other industry professionals with which you have entered into a Service Agreement in substantially the form annexed hereto as Appendix A (or such other form as may be approved from time to time by the board of directors or trustees of the Fund) such fees as may be determined by you in accordance with such Service Agreement for shareholder and administrative services as described therein.

         8. The procedures relating to all orders and the handling thereof will be subject to the terms of the Prospectus of each Fund and your written instructions to us from time to time. No conditional orders will be accepted.

         9.       (a)      We agree to pay for purchase orders of any Fund
                  shares from us as agent for our customers in accordance with the terms of the Prospectus of the applicable
                  Fund. On or before the settlement date of each purchase order for shares of any Fund, we shall either
                  (i) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased less our account fee, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, or
                  (ii) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased without deduction for our account fee, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, in which case our account fee, if any, shall be payable to as by you on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

                  (b) If any shares sold to us as agent for our customers under the terms of this Agreement are sold with a sales load and are redeemed for the account of the Fund or are tendered for redemption within seven (7) days after confirmation of our purchase order for such shares: (i) we shall forthwith refund to you the full account fee received by us on the sale; and
                  (ii) you shall forthwith pay to the Fund your portion of the sales load on the sale which had been retained by you and shall also pay to the Fund the amount refunded by us.

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         10.      Certificates for shares sold to us as agent for our
                  customers hereunder shall only be issued in accordance with the terms of each Fund Prospectus upon our customers' specific request and, upon such request, shall be promptly delivered to our customers by the Transfer Agent unless other arrangements are made by us. However, in making delivery of such share certificates to our customers, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund shares.

         11. We hereby represent and warrant to you that: (a) we are a "bank" as such term is defined in Section 3(a)(6) of the Exchange Act: (b) we are a duly organized and validly existing "bank" in good standing under the laws of the jurisdiction in which we were organized; (c) all authorizations (if any) required for our lawful execution of this Agreement and our performance hereunder have been obtained; and (d) upon execution and delivery by us and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms. We agree to give written notice to you promptly in the event that we shall cease to the a "bank" as such term is defined in Section 3(a)
                  (6) of the Exchange Act. In such event, this Agreement shall be automatically terminated upon such written notice.

         12. You agree to inform us, upon our request, as to the states in which you believe the shares of the Funds have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility as to our right to make shares of any Funds available to our customers in any jurisdiction.

         13. (a) You agree to indemnify, defend and hold us, our several officers and directors, and any person who controls us within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which we, our officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by you herein, or (ii) any failure by you to perform your obligations as set forth herein, or (iii) any untrue

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                  statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus, or necessary to make the statements in any thereof not misleading; provided, however, that your agreement to indemnify us, our officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to you or the Fund by us specifically for use in the preparation thereof. Your agreement to indemnify us, our officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against our officers or directors, or any such controlling person, such notification to be given by letter or by telex, telegram or similar means of same day delivery received by you at your address as specified in Paragraph 18 of this Agreement within seven (7) days after the summons or other first legal process shall have been served. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the person against whom such action is brought by reason of any such breach, failure or untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this Paragraph 13(a). You will be entitled to assume the defense of any suit brought to enforce any such claim, demand, liability or expense. In the event that you elect to assume the defense of any such suit and retain counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case you do not elect to assume the defense of any such suit, you will reimburse us, our officers and directors, or controlling persons named as defendants in such suit, for the fees and expenses of any counsel retained by us or them. Your indemnification agreement contained in this Paragraph 13(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of us, our officers and directors, or any controlling person, and shall survive the delivery of any Fund shares and termination of this Agreement. This agreement of indemnity will inure exclusively to our benefit, to the benefit of our several officers and directors, and their respective estates, and to the

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



                  benefit of any controlling persons and their successors.

                  (b) We agree to indemnify, defend and hold you and your several officers and directors, and each Fund and its several officers and directors or trustees, and any person who controls you and/or each Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you and your officers and directors, or the Fund and its officers and directors or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by us herein, or
                  (ii) any failure by us to perform our obligations as set forth herein, or (iii) any untrue, or alleged untrue, statement of a material fact contained in the information furnished in writing by us to you or any Fund specifically for use in such Fund's Registration Statement or Prospectus, or used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by us to you or the Fund and required to be stated in such answers or necessary to make such information not misleading. Our agreement to indemnify you and your officers and directors, and the Fund and its officers and directors or trustees, and any such controlling person, as aforesaid, is expressly conditioned upon our being notified of any action brought against any person or entity entitled to indemnification hereunder, such notification to be given by letter or by telex, telegram or similar means of same day delivery received by us at our address as specified in Paragraph 18 of this Agreement within seven (7) days after the summons or other first legal process shall have been served. We shall have the right to control the defense of such action, with counsel of our own choosing satisfactory to you and the Fund, if such action is based solely upon such alleged misstatement or omission on our part, and in any other event each person or entity entitled to indemnification hereunder shall have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify us of any such action shall not relieve us from any liability which we may

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



                  have to you or your officers and directors, or the Fund or its officers and directors or trustees, or to any such controlling person, by reason or any such breach, failure or untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of our indemnity agreement contained in this Paragraph 13(b). You, each Fund, each Transfer Agent, The Dreyfus Corporation or any subsidiary or affiliate thereof, and your and their respective officers, directors, agents, and employees, shall not be liable for, and shall be indemnified and held harmless by us against, any and all claims, demands, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any actions or omissions in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. Our indemnification agreement contained in this Paragraph 13(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any person entitled to indemnification pursuant to this Paragraph 13(b), and shall survive the delivery of any Fund shares and termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of the persons entitled to indemnification hereunder and their respective estates, successors and assigns.

         14. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit you or any or your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 14 shall survive the termination of this Agreement.

         15. We agree to serve as a service agent, in accordance with the terms of the form of Service Agreement annexed hereto as Appendix A, for all of our customers who purchase shares of any and all Funds whose Prospectuses provide for the use of service agents. By executing this Agreement, each of the parties hereto agrees to be bound by all terms, conditions, rights and obligations set forth in the form of Service Agreement annexed

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                  hereto as Appendix A and further agrees that such form of
                  Service Agreement supersedes any and all prior service agreements between the parties hereto.

         16. By completing the Expedited Redemption Information Form annexed hereto as Appendix B, we agree that you, each mutual fund with respect to which you permit us to exercise an expedited redemption privilege, the transfer agent of each such fund, and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for and shall be fully indemnified and held harmless by us from and against any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any expedited redemption payments made in reliance upon the information set forth in such Appendix B.

         17. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

         18. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to You shall be given consent to you at your offices, located at 600 Madison Avenue, New York, New York 10022, and all notices to us shall be given or sent to us at our address shown below.


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



         19. This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen (15) days' prior written notice to the other party. This Agreement may be amended only by a written instrument signed by both of the parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

         20. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

                                       Very truly yours,

                             ----------------------------------------
                                 Bank Name (Please Print or Type)

                             ----------------------------------------
                                            Address

                             ----------------------------------------

Date:                        By:
     --------------------       -------------------------------------
                                         Authorized Signature

NOTE: Please sign and return both copies of this Agreement to Dreyfus Service Corporation. Upon acceptance one countersigned copy will be returned to you for your files.

                             Accepted:
                             DREYFUS SERVICE CORPORATION

Date:                        By:
     --------------------       -------------------------------------
                                       Authorized Signature

                          APPENDIX A TO BANK AGREEMENT

                            FORM OF SERVICE AGREEMENT

Dreyfus Service Corporation
600 Madison Avenue
New York, New York  10022

Gentlemen:

We wish to enter into an Agreement with you for servicing shareholders of, and administering shareholder accounts in, certain mutual fund(s) sponsored, managed, advised or administered by The Dreyfus Corporation or its affiliates (hereinafter referred to individually as the "Fund" and collectively as the "Funds"). You are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act") and the exclusive agent for the continuous distribution of shares of the Funds.

The terms and conditions of this Agreement are as follows:

         1. We agree to provide shareholder and administrative services for our clients who own shares of the Funds ("clients"), which services may include, without limitation: assisting clients in changing dividend options, account designations and addresses; performing sub-accounting; establishing and maintaining shareholder accounts and records; processing purchase and redemption transactions; providing periodic statements and/or reports showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by us; arranging for bank wires; and providing such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation. In this regard, you recognize that we may be subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by Federally chartered and supervised banks and other banking organizations. As such, we are restricted in the activities we may undertake and for which we may be paid and, therefore, intend to perform only those activities as are consistent with our statutory and regulatory obligations. We shall provide to clients a schedule of the services we will provide and of any fees that we may charge directly to them for such services. We will act solely as agent for, upon the order of, and for the account of, our clients.


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



         2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to each Fund's shareholders, and to assist you in servicing accounts of clients. We shall transmit promptly to clients all communications sent to us for transmittal to clients by or on behalf of you, any Fund, or any Fund's investment adviser, custodian or transfer or dividend disbursing agent.

         3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning shares of any Fund, except those contained in the then current Prospectus for such Fund, copies of which will be supplied by you to us in reasonable quantities upon request. We shall have no authority to act as agent for the Funds or for you. You agree as a condition of our entering into this Agreement that, to the extent required by law, you shall have no recourse against us with respect to the transactions contemplated herein, provided that we shall have complied with the terms of this Agreement.

         4. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any or all of the Funds.

         5. We acknowledge that this Agreement shall become effective for a Fund only when approved by vote of a majority of (i) the Fund's Board of Directors or Trustees, as the case may be (collectively "Directors," individually "Director"), and (ii) the Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.
                  This Paragraph 5 shall apply only to those Funds for which such approval is required to enter into this Service Agreement.

         6. This Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year. For all Funds as to which Board approval of this Agreement is required, such continuance must be approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. For any Fund as to which Board approval of this Agreement is required, this Agreement is terminable without penalty, at any time, by a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement or upon not more than 60 days' written notice, by vote of holders of a majority of the Fund's shares. As to all Funds, this Agreement is terminable without penalty upon 15 days' notice by either party. In addition, you may, without penalty, terminate this Agreement as to any or all Funds immediately if the present investment adviser of such Fund(s) ceases to serve the Fund(s) in such capacity, or if you cease to act as distributor of such Fund(s). Notwithstanding anything contained herein, if we fail to perform the shareholder servicing and administrative functions contemplated herein by you as to any or all of the Funds, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

         7. In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us, the fees described in each Fund's Service Plan and Prospectus and related Statement of Additional Information. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement is in effect. We agree that no Director, officer or shareholder of the Fund shall be liable individually for any such payments.

         8. This Agreement shall not constitute either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

         9. All notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at Dreyfus Service Corporation, 885

                  Third Avenue, New York, New York 10022, Attention: Daniel C. Maclean, Secretary, and all notices to us shall be given or sent to us at our address which shall be furnished to you in writing on or before the effective date of this Agreement.

         10. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                   APPENDIX B
                                TO BANK AGREEMENT
                      EXPEDITED REDEMPTION INFORMATION FORM

         The following information is provided by the Bank or Firm identified below which desires to exercise expedited redemption privileges with respect to shares of certain mutual funds sponsored, managed, advised or administered by The Dreyfus Corporation or its affiliates, which shares are registered in the name of, or beneficially owned by, the customers of such Bank or Firm.

                             (PLEASE PRINT OR TYPE)

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NAME OF BANK OR FIRM

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STREET ADDRESS      CITY              STATE             ZIP CODE

         In order to speed payment, redemption proceeds shall be sent only to the commercial bank identified below, for credit to customer accounts of the above-named Bank or Firm.

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NAME OF COMMERCIAL BANK TO RECEIVE ALL PAYMENTS        ABA NUMBER

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ACCOUNT NAME                                 ACCOUNT NUMBER

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STREET ADDRESS     CITY               STATE             ZIP CODE

                                       B-1